                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                          FIVE STAR QUALITY CARE, INC.
                          ----------------------------
             (Exact Name of Registrant as Specified in its Charter)

               MARYLAND                                04-3516029
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)



            400 CENTRE STREET
          NEWTON, MASSACHUSETTS                          02458
----------------------------------------    ------------------------------------
(Address of Principal Executive Offices)               (Zip Code)




If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /X/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /


Securities Act registration statement file number to which this form relates: 333-69846
         ---------
      (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


         Title of Each Class                  Name of Each Exchange on Which
         to be so Registered                  Each Class is to be Registered
         -------------------                  ------------------------------
COMMON STOCK, PAR VALUE $.01 PER SHARE            AMERICAN STOCK EXCHANGE


Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                   -----------
                                (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

This Registration Statement relates to the common stock, par value $.01 per share (the "Common Stock"), of Five Star Quality Care, Inc., a Maryland corporation (the "Registrant"). A description of the Common Stock is contained in the Prospectus (the "Prospectus") filed pursuant to Rule 424(b)(3) forming part of the Registration Statement on Form S-1, File No. 333-69846. Such description is incorporated herein by this reference.

ITEM 2.  EXHIBITS.

Exhibit
Number   Description of Exhibit
-------  ----------------------

1.1 Articles of Amendment and Restatement of the Registrant. (Incorporated by reference to the Registrant's Registration Statement on Form S-1, File No. 333-69846).

1.2 Amended and Restated Bylaws of the Registrant. (Incorporated by reference to the Registrant's Registration Statement on Form S-1, File No. 333-69846).

1.3 Form of Specimen Certificate for shares of Common Stock. (Incorporated by reference to the Registrant's Registration Statement on Form S-1, File No. 333-69846).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                             FIVE STAR QUALITY CARE, INC.

Date: December 7, 2001
                             By:  /s/ Bruce J. Mackey Jr.
                                  ---------------------------
                                   Name:  Bruce J. Mackey Jr.
                                   Title:  Chief Financial Officer and Treasurer







                                      -3-